UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):             August 30, 2005

                          HYDROGEN ENGINE CENTER, INC.
             (Exact name of registrant as specified in its charter)

        NEVADA                        000-50542                 82-0497807
---------------------------         -------------            -------------------
State or other jurisdiction         (Commission                (IRS Employer
       of incorporation)             File Number)            Identification No.)

                    602 East Fair Street, Algona, Iowa 50511
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (515) 295-3178


                              Green Mt. Labs., Inc.
            19 East 200 South, Suite 1080, Salt Lake City, Utah 84111
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

                                    FORM 8-K/A

Section 2 - Financial Information

Item 2.01     Completion of Acquisition or Disposition of Assets

     On August 30, 2005, we completed the acquisition of Hydrogen Engine Center, Inc., an Iowa corporation ("HECI"). The acquisition was made pursuant to an agreement entered into on June 3, 2005, whereby we agreed to merge our newly created, wholly-owned subsidiary, Green Mt. Acquisitions, Inc., with and into HECI with HECI being the surviving entity.

     On July 6, 2005, we revised certain terms of the proposed acquisition and, accordingly, executed a revised and amended agreement and plan of merger. On July 29, 2005, we added an addendum to the agreement. The revised agreement provides for effecting a 3.8 shares for 1 share forward stock split of our issued and outstanding common stock, instead of the previously announced 1.5 shares for 1 share split. The split was payable August 17, 2005 to stockholders of record on August 16, 2005. As a result of the revised forward stock split, our outstanding shares of common stock increased from 1,006,000 shares to approximately 3,822,800 shares, representing 19% of the total outstanding shares following consummation of the acquisition. Under the terms of the acquisition agreement, we issued 16,297,200 shares of our post-split common stock (representing 81% of our total outstanding shares (post-split) following the transaction) to the sole stockholder of HECI in exchange for 100% of HECI's outstanding capital stock, and HECI has become our wholly-owned subsidiary. In connection with the acquisition, we have changed our name to Hydrogen Engine Center, Inc. We also commenced a private placement of up to 4 million shares of our common stock at the offering price of $1.00 per share.

                    BUSINESS OF HYDROGEN ENGINE CENTER, INC.

     As a result of the merger transaction and acquisition of HECI, we have assumed all of the operations, assets and liabilities of HECI. HECI is a development stage company engaged in designing, developing and manufacturing internal combustion engines that may be fueled either by hydrogen or gasoline for the industrial and power generation markets. HECI has established a process for converting certain Ford internal combustion engines to run efficiently on hydrogen fuel. Hydrogen as a fuel can be readily extracted from water, any hydrocarbon fuel or biomass. HECI expects to file core technology patents covering the use of hydrogen fuel in any internal combustion engine with zero or near zero emissions.

     HECI's management believes that hydrogen engines ultimately developed by HECI may be initially used for two major applications:

     o replacing existing internal combustion engines in airport ground support applications, and

     o   combined with electric generators for power generation systems.

     HECI was incorporated on May 19, 2003 by Ted Hollinger, formerly Director of Engineering at Ford Motor Company and Vice President of the Power Conversion Group at Ballard Power Systems, responsible for development of hydrogen engine gensets. Operations commenced with the lease of the facilities in Algona, Iowa. Mr. Hollinger, left Ballard with the ultimate intention of continuing the commercialization of hydrogen engines. His employment contract with Ballard contained a one year, non-compete clause related to internal combustion engines, which expired on May 29, 2003.

     Mr. Hollinger founded HECI with the goal of establishing a hydrogen engine center of excellence to foster the development of the hydrogen powered engine. Possible near-term applications for hydrogen engines include, but are not limited to, airport vehicles, forklifts, mining vehicles and buses, as well as green electric power generation. Long-term applications could include hybrid buses and boats, water generation and large-scale power generation through the parallel operation of electric generators.

     Since its inception, HECI has accomplished the following:

     o completed technical development and engine modifications for the conversion of the Ford 4.9L and 7.5L internal combustion engine to operate on hydrogen fuel;

     o   shipped the first 4.9L engine;

     o entered into a contract with Arnold Motor Supply, an engine machining company and re-builder of engine heads, to machine and assemble engines;

     o entered into a hydrogen supply and cross-marketing and agreement with Air Liquide Canada, an industrial gas supplier;

     o entered into an agreement with the Universite du Quebec a Trois Rivieres to develop new electronic engine control technology; and

     o commenced a private placement of common stock, through which, as of September 1, 2005, we have received gross subscriptions of approximately $3.8 million, of which $3 million has been released from escrow and is available to the company.

     HECI has also been able to secure certain financing in the form of loans and grants, which are set forth below, in order to proceed with the development of its facilities in Algona, Iowa and to commence operations.

     o Received a loan of $146,124 from Algona Area Economic Development Corporation (of which $135,300 is forgivable) to acquire land on which a manufacturing facility is to be built;

     o Received a $200,000 forgivable loan from the City of Algona, Iowa for commencing the building of a 120,000 sq. ft. manufacturing building in Algona.

     o Received a $400,000 forgivable loan from the Iowa Department of Economic Development to be used for building facilities and/or working capital.

     o Received a grant in an amount of up to $1.3 million in the form of industrial new jobs training certificates from Iowa Lakes Community College in Estherville, Iowa, to be used over a 10 year period ($130,000 per year) for the creation of new jobs and training to be provided by the College.

     Hydrogen Powered Engines

     HECI believes that one of the key attributes of the new hydrogen engine is that a standard production internal combustion automobile engine can be modified to achieve near-zero emissions. Based upon this belief, HECI has established a process for converting certain Ford internal combustion engines to operate efficiently with hydrogen as a fuel. The engines are the 4.9L internal combustion engine, formerly used in the Ford F-150 pickup and currently being used in about 90,000 airport ground support equipment vehicles, and the Ford 7.5L V8 previously used in Ford vehicles and industrial applications. HECI believes that this conversion process could apply to any internal combustion engine.

     HECI estimates that the efficiency of the hydrogen engine is nearly 40% and equal to that of today's fuel cells. Using hydrogen fuel in Ford engines, HECI has achieved near zero NOx emissions. The projected cost of a hydrogen internal combustion engine is as much as 10 times lower than a fuel cell. A further advantage of the hydrogen engine is that it can run on regular welding grade hydrogen, or on mixed gases such as natural gas and hydrogen, versus the ultra pure hydrogen, typically required for fuel cells, or on mixed gases such as natural gas and hydrogen. Hydrogen as an alternative fuel can be readily extracted from water, any hydrocarbon fuel or biomass. When produced renewably it has the potential to completely eliminate carbon based emissions.

     The hydrogen internal combustion engine has the benefit of being understood by an experienced mechanic with only a few minutes of study. It can then be serviced by these mechanics using the tools they already possess. There is no need to change the transmission or any other part of the power train to use a hydrogen engine. Oil changes and other servicing is the same as for gasoline engines with few exceptions. There is no need for a catalytic converter nor is there a danger from the exhaust fumes. Special spark plugs, engine tuning and engine control system are required, but they appear merely as a brand change to the service person.

     When a hydrogen engine is installed in a vehicle it looks like a standard gasoline engine. There is no need to change the motor mounts, radiator or any other part of the vehicle infrastructure except the fuel storage and delivery system. HECI will ultimately assist the end users in choosing the proper fueling system. HECI will also provide training in hydrogen safety.

     Hydrogen engines developed by HECI will be initially used to replace existing internal combustion engines in ground support applications and for power generation systems. HECI anticipates that its initial revenue will come from the sale of 4.9 liter and 7.5 liter gasoline and hydrogen engines to the airport ground support business, from government contracts for the engines, and from federally subsidized programs requiring hydrogen power for green demonstration vehicles and power generation systems.

     Potential Commercial Applications

     Readily accessible commercial applications for the hydrogen engine exist in ground support equipment such as aircraft tugs, baggage loaders, baggage tugs, and de-icing equipment. These applications use the Ford 4.9L engine, which is no longer available from Ford. The aviation industry standardized that engine several years ago and most of the equipment was designed around the engine. To the best of HECI's knowledge, no engine of the same size and shape is being offered by automotive engine manufacturers. A secondary market also exists for military ground support equipment applications using traditional engines. One available option is to convert these engines to use hydrogen fuel, thereby addressing a serious emissions issue facing airports. With emissions regulations becoming more stringent, such as banning diesel engines, hydrogen-fueled generators (gensets) become very attractive for standby and peak-shaving applications.

     Other Applications

     Any application that currently uses gasoline-fueled engines and many applications that use diesel engines, are likely future users of HECI engines. Management believes that locales that have strict emissions restrictions will be receptive to HECI engines. Other applications which could be users of HECI engines include high performance engines, boats, mining equipment, on-road buses, wood- chippers, irrigation pumping, aircraft propulsion, farm tractors, farm equipment, delivery vehicles, yard tractors, cranes, construction equipment and military gensets. Although HECI believes these potential markets to be viable, it has not established any future definitive marketing strategy or plan.

     Competition

     Although there are several companies developing and/or marketing hydrogen engines, we are not aware of any significant production of such engines as of this date. We believe that the companies targeting production of hydrogen-fueled engines are automotive engine builders, such as Ford, GM, Honda, BMW. HECI further believes that those engines will initially be used for automobiles and then for industrial applications. The gasoline-fueled industrial engine market has in the past been served by GM and Ford. HECI will enter the market with the only industrial designs in the 30 to150 kilowatt range.

     Fuel cells may be perceived to be competition to the hydrogen engine, but in the opinion of HECI they are not at this time. Fuel cells cannot be currently manufactured in sufficient quantity to compete with hydrogen-fueled engines. Also, fuel cells are more costly than the hydrogen internal combustion engine.

     Intellectual Property and Patent Protection

     We plan to aggressively protect HECI's intellectual property and technology by applying for patent and/or copyright protection. We intend to establish comprehensive intellectual property coverage in the United States and in the most relevant foreign markets in anticipation of future commercialization opportunities. HECI does not currently own any patents, although it does have one patent pending related to its engine alignment. HECI intends to file core technology patents covering the use of hydrogen fuel in any internal combustion engine. Future patent applications will apply to any internal combustion engine regardless of manufacturer or application. HECI also relies on trade secrets, common law trademark rights and trademark registrations intends to protect its intellectual property via non-disclosure agreements, license agreements and limited information distribution.

     Facilities

     HECI presently occupies a 12,000 square foot armory building in Algona, Iowa, under a three-year lease with two possible one year extensions. It has just completed its second year under the lease. HECI has plans for an industrial site in Algona and is in the early stages of constructing a 140,000 square foot facility. The initial stage will have a 26,000 square foot manufacturing building, a 3,600 square foot dynamometer building and a 3,600 square foot office building. The site plan can be observed at HECI's Internet web site at www.hydrogenenginecenter.com. The new manufacturing building is expected to be completed in the fourth quarter of 2005.

     Employees

     As of August 30, 2005, HECI has 2 full time and 2 part time employees and expects to begin hiring additional required staff on or about September 1, 2005. We expect that Mike Schiltz, who is a director of the company, will be retained as Vice President of Operations, and that Tapan Bose will be retained as Vice President of Research and Development and President of our Canadian operations. We also expect to contract with T G Daly & Associates, a company owned by Thomas
G. Daly, for certain public relations services and to contract with Nouvelles Solutions, a company owned by Larry Ragle, for services relating to HECI's international operations.

     HECI's employees are not members of any union, nor have they entered into any collective bargaining agreements, nor is it anticipated in the near future. It is believed that HECI's relationship with its employees is good.

     Management

     Jim Ruzicka has resigned as a director and officer of the company. The remaining director, Geoff Williams, in order to fill the vacancy created by Mr. Ruzicka's resignation and to increase the size of the board of directors, has appointed the following persons to serve as new directors, effective immediately: Theodore G. Hollinger, Rick Kremer, Mike Schiltz and Thomas Trimble. Following these appointments, Mr. Williams also resigned as a director and officer. Theodore G. Hollinger was named President of the company following Mr. Williams' resignation.

     Information on our new directors, as well as our executive officers, follows:

         Name                         Age       Position
         ----                         ---       --------
         Theodore G. Hollinger         64       Director, President
                                                 and Chief Technology Officer
         Rick Kremer                   50       Director
         Mike Schiltz                  44       Director
         Thomas Trimble                63       Director
         Tapan Bose                    66       Vice President of Research
                                                  and Development
---------------------------

     The business experience for the past five years of each of the persons listed above and other key personnel and consultants, is as follows:

     Theodore G. Hollinger. Ted Hollinger started his career in 1964 at Fairchild Semiconductor as a digital integrated circuit designer. In 1969 he joined the design team at Advanced Micro Devices where he also designed integrated circuits. In 1973 he joined Amdahl Computer to head their computer memory system design effort. In 1975, Mr. Hollinger retired and served as a consultant on integrated circuit design and processing to Lockheed Missiles and Space and Linkabit Corp. In 1978 he joined Siliconix as applications manager for all integrated circuits and in 1979 he became the Chief VMOS Engineer.

     Mr. Hollinger founded Advanced Power Technology ("APT"), a power semiconductor company in Bend, Oregon in 1984. Mr. Hollinger holds several key power device patents now assigned to APT. In 1988, he founded Advanced Power Controls - ONSITE as a subsidiary of Pacific Power & Light. In 1991, he moved the company to Tennessee and incorporated it under the name APC-ONSITE. Over the course of his career, Mr. Hollinger has been granted more that a dozen patents. Mr. Hollinger joined Ecostar in November of 2000 as the Director of Power Conversion Engineering, and from 2001 to 2002, he was Vice President of power conversion at Ballard Power Systems. In 2003, Mr. Hollinger founded HECI and presently serves as its President and Chief Technical Officer.

     Rick Kremer. Mr. Kremer began selling and installing electrical equipment in 1975 and subsequently founded two businesses, State Line Agri, Inc. and State Line Equipment, Inc. He is currently President of State Line Agri, a production hog facility. State Line Equipment, which was sold in 2001, was a manufacturer and seller of agricultural equipment. In March 2001, Mr. Kremer became President of Stateline Power Corp., an Ohio based manufacturer and distributor of standby electric generators. Mr. Kremer attended Stark Technical College in Canton, Ohio and Northeast Technical College in Lima, Ohio.

     Mike Schiltz. Mr. Schiltz has been with The Merrill Company / Arnold Motor Supply from 1983 to the present, initially as a certified machinist from 1983 to 2001. In 2002 he became the division manager of the cylinder head division and has been the division manager of the engine components division since 2004.

     Thomas Trimble. Mr. Trimble has worked in the industrial engine business for 43 years while serving in various positions such as parts and service manager, sales manager and operations general manager. For the past 42 years, he has been with Engine Center for North Coast Ford Industrial and served as a Vice President for the past 7 years. Mr. Trimble holds an Associates Degree in Business Administration from Wayne State University.

Key Personnel and Consultants

     Tapan Bose. Mr. Bose received his Ph.D. in physics from the University of Louvain, Belgium and his postdoctoral studies at the University of Brown. Presently, he is professor of physics and director of the Hydrogen Research Institute at the University of Quebec in Canada. He is also President of the Canadian Hydrogen Association. Currently, he is a member of the Hydrogen Technical Advisory Group of Natural Resources Canada and member of the Board of Directors of the National Hydrogen Association in the United States. Prof. Bose is author and co-author of more than 140 publications, 4 books and 14 patents.

     Victor Cordell. Mr. Cordell graduated from Oregon State University in 1965 with Bsci in Economics. He then served as a Captain in the USMC where he was a pilot (Huey helicopter gunships and OV-10 Bronco observation aircraft) and served in Vietnam in 1968-69. He later served in Army National Guard as a pilot, State Training Officer and Intelligence Officer. Mr. Cordell has done considerable contract work for the military and for military suppliers. He was the co-founder of Recon Technology a venture backed company in Bend, Oregon.

     Thomas G. Daly. Mr. Daly is the owner of TG Day & Associates and was the Director of Marketing and Sales for the Power Conversion Business Unit at Ballard Power Systems from 2001 to 2002. He has extensive background in marketing and sales and was responsible for the introduction of the hydrogen genset at Ballard. He was also VP Marketing & Sales for Advanced Power Technology in its early development, and later was Director of Industrial Marketing for Harris Semiconductor. He has a BSEE from Clarkson University, and attended General Electric's Manager Development school at Croton-on- Hudson.

     Larry Ragle. Mr. Ragle is the owner of Norvelles Solutions and was a founder, director, and COO of The Fox Group, a manufacturer of blue light emitting diodes in Livermore, California. He was also President of the Le Groupe Fox in Montreal, Quebec, also a blue light manufacturer. He is the inventor of several semiconductor devices, including the vertical power transistor. He introduced this device to three companies: Siliconix (Vishay), Intersil, and Solitron Devices.

     Legal Proceedings

     There are no material pending legal proceedings to which Green Mt. or HECI is a party or to which any of our property is subject and, to the best of our knowledge, no such actions against us are contemplated or threatened.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following information relates to the operations of HECI and should be read in conjunction with the financial statements and notes thereto appearing elsewhere in the Form 8-K/A.

Results of Operations

     Year Ended December 31, 2004 compared to the period from May 19, 2003 to December 31, 2003, and the six months ended June 30, 2005 compared to the six months ended June 30, 2004
     ---------------------------------------------------------------------------

     Because HECI is still developing its hydrogen powered internal combustion engines and related products, it has not realized significant revenues to date, except for $19,460 during 2004 from the sale of one engine and down payments on two gensets, and $13,600 during the first six months of 2005 from the sale of two gensets and one engine. Management believes that we may begin to realize increased sales revenues by the end of 2005, subject to the timely receipt of parts ordered from suppliers and timely completion of our new facilities.

     General and administrative expenses increased $96,965 (153%) from $63,342 in for the year ended December 31, 2003 to $160,307 for the year ended December 31, 2004. General and administrative expenses also increased $42,842 (67%) from $64,009 for the six month period ended June 30, 2004, to $106,851 for the six month period ended June 30, 2005. The increase is attributed to increasing activities related to commencement of our business operations.

     Costs related to research and development increased from $2,300 in 2003 to $33,342 for 2004, which reflects the beginning of development activities during 2004. Research and development expenses increased $3,597 (27%) to $17,083 for the six month period ended June 30, 2005 compared to $13,486 for the six month period ended June 30, 2004. Management believes that with funding provided by the private placement of common stock, research and development expenses will increase significantly during the remainder of 2005 and into 2006. Management also expects a similar increase in general and administrative expenses due to the anticipated hiring of new employees.

     HECI realized interest expense of $14,930 during 2004 and $12,352 for the first six months of 2005, attributed to interest on debt. Management believes that interest expense will not vary materially during the remainder of 2005.

     HECI recorded a net loss of $192,476 for 2004 compared to a net loss of $65,642 for 2003. The net loss for the six month period ended June 30, 2005 was $127,784 versus $77,067 for the comparable 2004 period. Management believes that we will continue to operate at a net loss until such time as we can complete our business development efforts and begin to realize increased sales.

Liquidity and Capital Resources

     At June 30, 2005, HECI had cash on hand of $45,768, compared to $19,808 at December 31, 2004 and $49,857 as of December 31, 2003. HECI also had an additional $650,000 that was restricted and held in the bank against a certain note payable. Inventories have increased from $102,124 at December 31, 2004 to $130,684 at June 30, 2005 due to the purchase of engines and parts.

     At June 30, 2005, HECI had a note payable of $650,000 which is secured by the restricted cash set forth above. Also, HECI had accrued expenses of $27,381 at June 30, 2005 compared to $17,130 at December 31, 2004. Management believes that current cash on hand, when combined with the proceeds from the private placement, will be sufficient to satisfy our cash requirements for the next 12 months, which we estimate to be approximately $3.6 million. It is anticipated that sales of HECI products could commence by the end of the current year, subject to timely receipt of parts ordered from suppliers and timely completion of our new facilities, which will likely add to cash reserves. However, if additional cash is needed during the next 12 months, it may be necessary to seek additional funds, either by private or public sources and/or the sale of securities. Presently, there are no firm plans as to the source of any future funding and there is no assurance that the such funds will be available or, that even if they are available, that they will be available on terms that will be acceptable to us.

     At June 30, 2005, HECI had total assets of $892,018 and a stockholders' deficit of $234,415, compared to total assets of $186,438 and total a stockholders' deficit of $118,766 at December 31, 2004.

Net Operating Loss

     HECI has accumulated approximately $376,000 of net operating loss carryforwards as of June 30, 2005, which may be offset against taxable income and income taxes in future years. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. The carry-forwards expire in the year 2023. In the event of certain changes in control, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. No tax benefit has been reported in the financial statements for the year ended June 30, 2005 because there is a 50% or greater chance that the carryforward will not be used. Accordingly, the potential tax benefit of the loss carryforward is offset by a valuation allowance of the same amount.

Inflation

     In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future. Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of August 30, 2005 with respect to the beneficial ownership of our common stock, after giving effect to the acquisition HECI by (i) each stockholder known to be the beneficial owner of more than 5% of our common stock, (ii) by each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. The address of each person listed below, unless otherwise indicated, is c/o Hydrogen Engine Center, Inc., 602 East Fair Street, Algona, Iowa 50511. Unless otherwise indicated in the table footnotes, shares will be owned of record and beneficially by the named person. For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (a) over which the person has or shares, directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days after the effective time of the merger. "Voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

Name and Address                                 Amount and Nature of             Percent
of Beneficial Owner                              Beneficial Ownership            of Class(1)
-------------------                              --------------------            -----------
       5% Beneficial Owners:
       ---------------------
H. Deworth Williams                                      2,820,284                 14.0 %
   19 East 200 South, Suite  1080
   Salt Lake City, Utah 84111

       Directors and Executive Officers:
       ---------------------------------
Ted Hollinger                                           16,297,200                 81.0 %

All directors and executive officers                    16,297,200                 81.0 %
  as a group (5 persons)


     (1) Based on approximately 20,120,000 shares (post-split) outstanding following the acquisition of HECI. The above amounts do not include any shares issued in the company's private offering of securities, which would be approximately 4 million shares if the maximum amount offered is sold. We expect that shares for investors in the private offering will be issued in the near future.

     (2) The above amounts also do not include grants of restricted stock or stock options under the company's Incentive Compensation Plan. The following awards will be made effective as of September 1, 2005:

         o Each of the directors of the company will received 20,000 shares of restricted stock, 10,000 of which will vest immediately upon granting, 5,000 of which will vest September 1, 2006 and 5,000 of which will vest September 1, 2006, assuming they remain members of the board of directors.

         o Grants will be made, effective as of September 1, 2005, to employees and consultants of the company. Each such grant will vest 20% immediately and 20% each September 1 thereafter until vested in full, assuming continued employment with the company.

     Executive Compensation

     Prior to the acquisition of HECI, we have not had a bonus, profit sharing, or deferred compensation plan for the benefit of employees, officers or directors. We have not paid any salaries or other compensation to our officers, directors or employees for the years ended December 31, 2004 and 2003, nor for the six months ended June 30, 2005.

     Effective as of September 1, 2005, Theodore G.. Hollinger will be paid an annualized salary of $125,000 as President of the company; Mike Schiltz will be paid $90,000 as Vice president of Operations and Tapan Bose will be paid $100,000 as director of our Canadian operations. On or about September 1, 2005, the following awards will be made under our incentive compensation plan. All of the incentive stock options listed below are subject to stockholder approval:


                                               Restricted        Incentive
Name                             Status           Stock        Stock Options           Total
----                             ------        ----------      -------------           -----

Tom Trimble                     Director        20,000(1)            0                 20,000
Rick Kremer                     Director        20,000(1)            0                 20,000
                               Consultant      100,000(2)            0                100,000
Ted Hollinger                   Director        20,000(1)            0                 20,000
                                Employee       200,000(2)            0                200,000
Mike Schiltz                    Director         6,000(1)        14,000(1)             20,000
                                Employee        30,000(2)        70,000(2)            100,000
Tapan Bose(3)                  Director(1)          0              20,000(1)           20,000
                                                    0             100,000(2)          100,000
                                                   ---            -------             -------
Total                                            396,000          204,000             600,000
                                                 =======          =======             =======

     (1) Director awards vest immediately as to 10,000 shares, on September 1, 2006 as to 5,000 shares and on September 1,2007 as to 5,000 shares.

     (2) Employee/Consultant awards vest 20% immediately and 20% per year thereafter until fully vested. All options granted have an exercise price of $1.00 per share.

     (3) Director of the Canadian company only.

            HYDROGEN ENGINE CENTER, INC. INCENTIVE COMPENSATION PLAN

     In connection with the merger agreement, we have adopted a restricted stock plan, effective at the closing of the acquisition. The stock plan was unanimously approved by the board of directors and by the written consent of stockholders holding a majority of our outstanding common shares. The board of directors has approved a revised incentive compensation plan that will, subject to stockholder approval, amend and replace the restricted stock plan, increase the number of shares reserved for issuance under the plan from 1,350,000 to 1,500,000 shares and allow for the granting of stock options in addition to restricted stock. The purpose of the plan is to encourage and enable key employees to remain with and devote their best efforts to the business of our company, thereby advancing the interests of our stockholders. Accordingly, we may award bonuses in the form of our common stock subject to certain restrictions set forth in the plan. The following is a brief summary of the plan.

     Administration of the Plan

     The plan is administered by a committee of three or more directors appointed by our board of directors, or by the board as a whole. The committee has the sole authority to determine the persons who are to be awarded shares of our common stock from among those eligible and to establish the number of shares to be awarded to each person. The committee is to take into consideration the position held, the duties performed, the compensation received, the services expected to be rendered by the recipient and other relevant factors. The committee is authorized to interpret the plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the plan, as it may deem advisable to carry out the plan. A majority of the committee will constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the committee, will be deemed the acts of the committee. No member of the committee will be liable for any action taken, failure to act, determination or interpretation made in good faith with respect to the plan or any shares awarded under the plan.

     Types of Awards

     The plan provides that,  subject to stockholder  approval,  an aggregate of
1.5 million shares of our common stock is to be reserved for issuance under the terms of the plan. The committee overseeing the plan will have the authority to award bonuses, in its sole discretion, in the form of restricted stock or stock options to persons eligible to receive awards. Shares of our common stock issued under the plan will be deemed "restricted securities" as that term is defined by Rule 144 promulgated under the Securities Act of 1933. All awards under the plan will also be subject to such additional restrictions, terms and conditions, if any, as may be determined by the committee. Any certificate or certificates representing shares of issued under the plan will bear an appropriate restrictive legend. The Committee may also require that certificates representing stock awards be deposited by the recipient with the company or an escrow agent until the restrictions thereon have lapsed or have been removed.

     Eligibility to Receive Awards

         The committee will determine and designate the persons to whom awards may be made under the plan, although the committee may authorize awards only to individuals who are key employees (including officers and directors who are also key employees) at the time of the award. Awards may be made to the same employee on more than one occasion.

     Stock Available for Awards

     Awards may be made under the plan for up to 1.5 million shares of common stock, which will constitute approximately 7.5% of the total number of shares of common stock outstanding after the merger, without giving effect to the issuance of additional shares in connection with our anticipated financing.

     New Plan Benefits

     Initially, approximately 15 persons are eligible to receive awards under the plan, including 3 executive officers and 2 non-employee directors of HECI, who became officers and directors of our company at the effective time of the merger. The granting of future awards under the plan is discretionary, and we cannot presently determine the number of shares to be granted in the future to any particular person or group.

     Adjustments

     We are required to make appropriate adjustments or substitutions in connection with the plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization to the extent the board of directors deems such adjustment or substitution to be necessary and appropriate. The plan also contains provisions addressing the consequences of a merger or consolidation in which the company is not the surviving corporation, or sale of all or substantially all of our assets or capital stock. In such event, any shares that have been awarded but not yet issued, will be immediately issued without regard to any restrictions, terms or conditions imposed by the committee and any restrictions placed on shares that have been issued shall be released.

     Amendment or Termination

     Our board of directors, in its discretion, may terminate the plan at any time with respect to any shares of stock that have not been awarded. The board has the right to alter or amend the plan or any part thereof from time to time, provided that no such change may be made which would impair the rights of the recipient of awards without the consent of such recipient. Also, the board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the plan, increase the aggregate number of shares that may be issued under the plan, or materially modify the requirements for participation without stockholder approval.

     Federal Income Tax Consequences

     Certain tax information related to the plan will be provided to participants in the plan. Tax consequences may vary depending upon the terms and conditions of a specific award under the plan. Typically, the tax consequence to us when a stock award is made is that the recipient is deemed to have compensation income.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

     Our controlling stockholders prior to the acquisition of HECI, H. Deworth Williams and Edward F. Cowle and/or their assigns, are entitled to receive a $250,000 fee that is being paid for services in connection with the acquisition of HECI. The services are for bringing the parties together, negotiating the transaction and for facilitating the acquisition of HECI. Messrs. Williams and Cowle agreed to use their best efforts to assist in arranging for a minimum of $3 million in financing for the benefit of HECI and Green Mt. In this regard, they will participate only as finders in any prospective financing and will not negotiate or participate in the actual sale of any securities. Payment of this one-time fee is to be paid out of anticipated financing of at least $3 million, net of any commissions, finder's fees and other offering costs. Messrs. Williams and Cowle own an aggregate of 3,162,284 shares of our common stock, post split, which represents 15.7% of the total outstanding shares following the acquisition of HECI, without regard to any additional shares issued in this private offering. Messrs. Williams and Cowle also agreed to place 905,000 shares into escrow pending the completion of at least $3 million in financing, net of all commissions, finder's fees and other costs, which has been satisfied. Because we have realized more than $3 million in the private placement, the escrow has not been necessary.

                            DESCRIPTION OF SECURITIES

     Upon closing the acquisition of HECI and filing of the amended certificate of incorporation with the State of Nevada, the total number of shares that we will be authorized to issue will be changed from 50 million shares of common stock to 100 million shares of common stock, par value $0.001 per share, and 10 million shares of preferred stock, par value $0.001 per share.

     All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

     The amended certificate of incorporation also provides that the board of directors has the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

     Preferred shares may be issued in the future by the board without further stockholder approval and for such purposes as the board deems in the best interest of our company including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common and preferred shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a "poison pill."

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

     Our common stock is currently included on the OTC Bulletin Board under the symbol "GMTL", although there has not been an active trading market for the shares. On August 17, 2005 we effected a forward stock split of our outstanding shares of common stock on a 3.8 shares for 1 share basis. Accordingly, we are not including a history of reported trades in the public market. As a result of the acquisition of HECI and name change to Hydrogen Engine Center, Inc., we are changing our trading symbol to HYEG.

     Inclusion  on the  OTCBB  permits  price  quotations  for our  shares to be published by such service. However, we do not anticipate our shares to be actively traded in the public market until such time as a merger or acquisition can be consummated. Also, secondary trading of our shares may be subject to certain state imposed restrictions. We do not have any plans, proposals, arrangements or understandings with any person concerning the further development of a trading market in any of our securities.

     The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, the Company has no plans to register its securities in any particular state. Further, the Company's shares most likely will be subject to the provisions of Section 15(g) and Rule 15g- 9 of the Exchange Act, commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

     The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or exempted from the definition by the SEC. Broker- dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), are subject to additional sales practice requirements.

     For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in the Company's common stock and may affect the ability of stockholders to sell their shares.

     Presently, there are approximately 36 holders of record of the Company's common stock. We estimate that there will be another 75 stockholders from our private placement. We have designated Interstate Transfer Company, 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121, as our transfer agent.

     Dividend Policy

     We have not declared or paid cash dividends or made distributions in the past on our common stock, and we do not anticipate that we will pay cash dividends or make distributions in the foreseeable future. We currently intend to retain and invest future earnings to finance operations.

     Recent Sales of Unregistered Securities

     In connection with the acquisition of HECI, we commenced a private offering of up to 4 million shares of our common stock at the offering price of $1.00 per shares. The shares are being offered on a "best efforts," 1 million shares minimum / 4 million shares maximum. A minimum subscription of 50,000 shares has been established, but we have the discretion to waive such minimum purchase. The offering will extend for a period of 180 days from July 28, 2005 unless extended for an additional 60 days. All proceeds from the sale of the shares are being paid into a special escrow account at Farmers State Bank, located in Algona, Iowa. All invested funds have been held in escrow subject to the minimum 1 million shares being sold, the HECI acquisition being finalized and all requisite filings being made to effect the close of the transaction. As of the September 1, 2005, we have realized gross proceeds of approximately $3.8 million, of which $3.0 million have been released from the escrow account. The funds are to be used for the development and commercialization of industrial internal combustion engines and electrical power generators. These products will be capable of using hydrogen, gasoline, and other fuels.

     The offering is being made to accredited investors only without registration under the Securities Act by reason of the exemption afforded by Sections 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The shares are deemed restricted securities as defined by Rule 144 under the Securities Act and, accordingly, the common stock is subject to restrictions on transfer and may be sold, assigned, transferred or otherwise disposed of by a holder only if subsequently registered or if federal and other exemptions from registration are available and an opinion of legal counsel to that effect is obtained.

     We may within 6 months file a registration statement under the Securities Act for the public sale or resale of shares of our common stock. Purchasers of shares will have the limited right to include, or "piggyback" their common shares in the registration statement. However, any investment banker and/or underwriter that we may engage in connection with the registration statement and public offering may, in its discretion, severely restrict or completely negate the ability of purchasers hereunder to include their shares in any such registration statement and public offering. Thus, the right to piggyback shares into a registration statement will be subject to and contingent upon approval by such investment banker and/or underwriter.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the provisions of the Nevada Revised Statutes (the "NRS"), we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of our company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

     We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

     We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by us.

     The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was

     o   a director, officer, employee or agent of the corporation,

     o or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

     Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Section 5 - Corporate Governance and Management

Item 501 Change in Control of Registrant

     As a result of our acquisition of HECI that closed on August 30, 2005, there has been a change in the control of our company by way of the 16,297,200 shares of our common stock being issued to the sole stockholder of HECI, Ted Hollinger. Mr. Hollinger received these shares in exchange for 2 million shares of HECI common stock, which represented 100% of HECI's shares. Mr. Hollinger's shares represent 81% or out total issued and outstanding shares following the acquisition (post-split), without taking into consideration shares being issued pursuant to the private placement. Even if the maximum 4 million shares are issued pursuant to the private placement, Mr. Hollinger will retain majority control of our company. Further, as a term of the HECI acquisition, Mr. Hollinger appointed four new directors, including himself, to our board of directors.

Item 5.06 Change in Shell Company Status

     Revised and Amended Agreement and Plan of Merger

     On June 3, 2005 we entered into an agreement and plan of merger with Hydrogen Engine Center, Inc., an Iowa corporation, which agreement was subsequently amended on July 6, 2005 and on July 29, 2005. The transaction was completed on August 30, 2005. The acquisition of HECI was accomplished through a merger of our newly created, wholly owned subsidiary, Green Mt. Acquisitions, Inc., with and into HECI with HECI being the survivor of the merger. Pursuant to the transaction, the 2 million issued and outstanding shares of HECI common stock were converted into 16,297,200 shares of Green Mt. common stock. As part of the acquisition of HECI, we also amended our certificate of incorporation to
(a) increase our authorized capitalization, and (b) change our corporate name to "Hydrogen Engine Center, Inc." We are also adopting, subject to stockholder approval, a new incentive compensation plan.

     Upon the closing of the acquisition, the current sole stockholder of HECI will own 81% of our issued and outstanding common stock, and our current stockholders will own 19%. The purpose of the merger transaction and acquisition is to allow us to acquire and carry on the business of HECI.

     H. Deworth Williams and Edward F. Cowle, the controlling stockholders of Green Mt. prior to the transaction, beneficially owned 832,180 of the then outstanding 1,006,000 shares of common stock, representing approximately 83% of the outstanding shares. The controlling stockholders have, in connection with the transactions contemplated by the merger agreement, executed a written consent to take the following actions:

     o authorize an amendment to our certificate of incorporation, which will increase our authorized capitalization and change our corporate name to "Hydrogen Engine Center, Inc."; and

     o   approve the adoption of a new restricted stock plan.

     Material Terms of the Revised and Amended Agreement and Plan of Merger

     Subject to the terms and conditions of the merger agreement, at the effective time of the merger, our subsidiary, Green Mt. Acquisitions, was merged with and into HECI, and the separate corporate existence of Green Mt. Acquisitions will cease and we have become the parent corporation of HECI. Also, we effected a forward stock split of our issued and outstanding shares on a 3.8 shares for 1 share basis. At the effective time of the merger, we issued an aggregate of 16,297,200 shares of common stock (post- split) to the sole HECI stockholder in exchange for 100% of the issued and outstanding shares of HECI capital stock. We have also filed an amended certificate of incorporation to change our corporate name to "Hydrogen Engine Center, Inc." as a result of the acquisition.

     At the effective time of the merger, those members of the HECI board of directors holding office immediately prior to the effective time remain as the members of the board of directors of our newly acquired subsidiary, HECI, as the surviving corporation of the merger. Also, those persons holding offices of HECI at the effective time, will continue to hold the same offices of the surviving corporation.

     Also at the  effective  time,  the  directors  of Green Mt.  nominated  and elected to our board of directors those persons designated by HECI. Simultaneously, all persons then serving as our directors and officers immediately prior to the closing of the transaction, resigned from all of their respective positions, effective upon the closing of the acquisition. Pursuant to the addendum to the agreement, we agreed to have secured at the closing, no less than $1 million in our private placement financing, inclusive of all commissions, finder's fees and other costs, which amount has been exceeded.

     Consideration

     Common Stock of HECI. Upon consummation of the acquisition, each share of outstanding HECI common stock was converted into the right to receive shares of Green Mt. common stock. Accordingly, following the exchange, the 2,000,000 shares of HECI common stock held by Ted Hollinger, the sole HECI stockholder, was converted to an aggregate of 16,297,200 shares of our common stock.

     Also, at the effective date of the merger,  H. Deworth  Williams and Edward
F. Cowle, our controlling stockholders, prior to the effective date of the transaction, are entitled to receive from Green Mt. and HECI a one-time fee of $250,000. The cash fee was not payable until such time as we completed financing of at least $3 million, net of all commissions, finder's fees and other costs, which amount has been exceeded.

     As a result of the transaction, the shares of HECI capital stock will no longer be outstanding, are automatically cancelled and retired and will cease to exist. Mr. Hollinger, the sole HECI stockholder immediately prior to the closing, ceased to have any rights with respect to such stock, except the right to receive shares of the Green Mt. common stock described above.

     On August 2, 2005, we delivered to our stockholders an information statement describing the acquisition of HECI and also giving notice of certain actions taken by the majority written consent of our stockholders. These actions included:

         (a) the amended certificate of incorporation that will

              (i) increase of our authorized capitalization, and

              (ii) change of our corporate name;

          (b) a new restricted stock plan reserving 1.35 million shares our common stock for issuance thereunder.

     Cost and Expenses

     All costs and expenses in connection with the acquisition of HECI will be paid by the party incurring these costs and expenses. HECI has agreed to pay all legal expenses associated with the preparation and execution of the transaction documents and related agreements and documents contemplated thereby, including this information statement, up to a maximum of $25,000. Green Mt. agreed to pay all other expenses related to the preparation, printing and mailing of the information statement and all related filing and other fees paid to the SEC in connection with the transaction. We estimate that the total costs and expenses that we will pay in connection with the transaction will be approximately $50,000, which consists of professional fees, printing and mailing costs, filing fees and other miscellaneous expenses, including all costs and expenses HECI incurs in connection with the transaction. These amounts do not include finders' fees, the one-time $250,000 fee payable to Messrs. Williams and Cowle, or other amounts payable in connection with our private placement financing.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

     (a) Financial Statements of Hydrogen Engine Center, Inc.

              See Exhibit 99.1

     (b) Pro Forma Financial Information

              See Exhibit 99.2

     (c) Exhibits

         Exhibit Number                      Description
         --------------                      -----------

              2.2 Revised and Amended Agreement and Plan of Merger with Hydrogen Engine Center, Inc. and Green Mt. Acquisitions, Inc. (Incorporated by reference to the preliminary information statement filed with the SEC on July 12,
                       2005).

              21.1     Subsidiaries

              99.1 Audited financial statements for Hydrogen Engine Center, Inc. for the period from May 19, 2003 (inception date) to December 31, 2003, for the year ended December 31, 2004 and unaudited statements for the six month periods ended June 30, 2004 and 2005.

              99.2 Unaudited pro forma combined financial statements of Green Mt. Labs, Inc. and Hydrogen Engine Center, Inc.

Notes about Forward-looking Statements

     Statements contained in this current report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward- looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GREEN MT. LABS., INC.



Date:  September 6, 2005          By         /S/ TED HOLLINGER
                                     -------------------------------------------
                                          Ted Hollinger
                                          President and Chief Executive Officer


                                      -21-